UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 11, 2014

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On December 11, 2014, the Compensation Committee (the "Committee") of the Board of Directors of Extreme Networks, Inc. (“Extreme Networks” or the “Company”) approved the grant of restricted stock units ("RSUs") and market-performance based restricted stock units ("MSUs") to the named executive officers of the Company as follows:

Name	RSUs (1)	Target MSUs (2)
Charles W. Berger, President and Chief Executive Officer	70,000	165,050
Kenneth B. Arola, Senior Vice President and Chief Financial Officer	—	36,015
Edward Carney, Executive Vice President, Products and Customer Success	20,000	24,840
Amadia Allison, Vice President, General Counsel and Corporate Secretary	15,000	21,930
Frank Blohm, Executive Vice President, Operations and Information Technology	20,000	18,900

(1) The award of RSUs were made pursuant to the form of restricted stock unit agreement previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed February 6, 2014. The RSUs will vest in full twelve months following the date of issuance.
(2) The number of MSUs set forth in this column represents an award for a target number of MSUs (the "Target Shares"). However, the actual number of MSUs to be received (the "Calculated Market Stock Units"), if any, is determined based on the MSU award determination formula as discussed below, up to a maximum of 150% of the amount of the Target Shares. The award of MSUs were made pursuant to the form of market-performance based restricted stock units agreement to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q following the end of the Company's second fiscal quarter.

MSU Award Determination Formula - Each MSU represents the right to receive one share of the Company’s common stock. An executive will be granted an award for a target number of MSUs. Depending on the performance of the Company over a three year period beginning on January 1, 2015 (the “Performance Period”), the executive may earn up to 150% of the Target Shares. The performance calculation will be based on the percentage increase or decrease in (i) the average adjusted closing price per share of the Company’s common stock for the last sixty market trading days prior to the commencement of the Performance Period over (ii) the average adjusted closing price of the Company’s common stock for the last sixty market trading days prior to January 1, 2016 (the "First Vesting Date"), January 1, 2017, (the "Second Vesting Date") and January 17, 2017 (the "Third Vesting Date"), respectively (the “Company’s Stock Price Performance") as compared to the percentage increase or decrease in (i) the adjusted index value of the NASDAQ Composite Index for the last sixty market trading days prior to the commencement of the Performance Period over (ii) the adjusted index value of the NASDAQ Composite Index for the last sixty market trading days prior to the First Vesting Date, Second Vesting Date or Third Vesting Date respectively (the “NASDAQ Composite Index Performance”).

The number of Calculated Market Stock Units will be determined on the First Vesting Date and the Second Vesting Date based on the Company’s Stock Price Performance as compared to the NASDAQ Composite Index Performance and on a linear 2-to-1 scaling above target and 3-to-1 scaling below target. i.e., the number of shares earned will increase by 2% of target for each 1% of positive Company's Stock Price Performance as compared to NASDAQ Composite Index Performance and will decrease by 3% for each 1% of negative Company's Stock Price Performance as compared to NASDAQ Composite Index Performance. Such Calculated Market Stock Units vest in full on the day the Committee certifies the results for the relevant performance period. On the Third Vesting Date, up to 150% of the total target number of shares can be earned, offset by any shares earned based on results during the 1- and 2-year performance periods. Recipients will not be required to forfeit shares if 3-year performance results in a number of shares earned for the full award that is less than the number already delivered after 1 and 2 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 17, 2014

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary